Exhibit 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference and use in this Registration Statement on Form S-3 of First Community Corporation of our report dated March 20, 2008, relating to our audit of the consolidated financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.  We also consent to the reference to our firm under the captions “Experts” in the Prospectus.

/s/ Elliott Davis, LLC

Columbia, South Carolina
February 11, 2009